EXHIBIT 21.1

SUBSIDIARIES OF VISTAPRINT N.V.

Subsidiary	Jurisdiction of Incorporation

Albelli GmbH	Germany

AlbumPrinter B.V.	The Netherlands

AlbumPrinter.com B.V.	The Netherlands

AlbumPrinter Holding B.V.	The Netherlands

AlbumPrinter Norway AS	Norway

AlbumPrinter Productions B.V.	The Netherlands

AlbumPrinter Services B.V.	The Netherlands

Araprint B.V.	The Netherlands

By Digital Press B.V.	The Netherlands

By Digital Print B.V.	The Netherlands

Drukwerkdeal.nl B.V.	The Netherlands

Fit2Print B.V.	The Netherlands

FotoKnudsen AS	Norway

People & Print Group B.V.	The Netherlands

Pixartprinting SARL	France

Pixartprinting S.p.A.	Italy

Printdeal.be BVBA	Belgium

Printdeal.be Holding B.V.	The Netherlands

Sillyprint B.V.	The Netherlands

Soft Sight, Inc.	Delaware, USA

Vistaprint Australia Pty Ltd	Australia

Vistaprint B.V.	The Netherlands

Vistaprint Canada Limited	Nova Scotia, Canada

Vistaprint Deutschland GmbH	Germany

Vistaprint Distribution B.V.	The Netherlands

Vistaprint España S.L.	Spain

Vistaprint Hong Kong Limited	Hong Kong, China

Vistaprint India Marketing Solutions Private Limited	India

Vistaprint Italy S.R.L.	Italy

Vistaprint Jamaica Limited	Jamaica

Vistaprint Japan Co., Ltd	Japan

Vistaprint Japan LLC	Japan

Vistaprint Limited	Bermuda

Vistaprint Netherlands B.V.	The Netherlands

Vistaprint North American Services Corp.	Nova Scotia, Canada

Vistaprint Payment Facilitation Co. Inc.	Delaware, USA

Vistaprint SARL	France

Vistaprint Schweiz GmbH	Switzerland

Vistaprint Singapore Pte Limited	Singapore

Vistaprint Technologies Limited	Bermuda

Vistaprint Technologies Private Limited	India

Vistaprint Tunisie SARL	Tunisia

Vistaprint (UK) Limited	Wales, UK

Vistaprint USA, Incorporated	Delaware, USA

Webs, Inc.	Delaware, USA